EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 130 to Registration Statement No. 2-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended September 30, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
January 26, 2012

Appendix A

Report Date	Fund

November 15, 2011	Eaton Vance Atlanta Capital Focused Growth Fund
November 18, 2011	Eaton Vance Atlanta Capital SMID-Cap Fund